October 30, 2024 Minchung Kgil

Dear Minchung:

FT Intermediate, Inc., a Delaware limited liability company (“Figure”), is pleased to offer you employment. This letter agreement (this “Agreement”) memorializes the terms of your employment and your compensation arrangement with Figure.

1.Effective Date. The terms of this Agreement are effective as of your start date of December 2, 2024 or any later date that Figure may agree to pursuant to Section 13 below (the “Effective Date”) where you will be based in office in NY. By signing this letter, you confirm that you are under no contractual or other legal obligations that would prohibit you from performing your duties with Figure commencing on the Effective Date.

2.Job Title; Reporting. Your title will be Chief Financial Officer, and you will report to Michael Tannenbaum, Chief Executive Officer.

3.Compensation. Figure will pay you a salary at the rate of $450,000 per year, subject to deductions for taxes and other withholdings as required by law and based on benefits you elect and authorize for deduction purposes. You will be classified as exempt for purposes of applicable federal and state employment laws.

4.Bonus. You will be eligible to participate in Figure’s bonus plan (as in effect from time to time), which is based on a target of 33% of your quarterly base salary and may be earned each quarter after your first full quarter of employment; provided that if your employment starts within the first month of a quarter, you will be eligible to receive a prorated bonus based on days worked for that quarter. Bonuses are subject to both Figure’s and individual quarterly performance.

5.Sign-On Bonus. You will be eligible for a one-time sign-on bonus in the amount of
$125,000 payable upon completion of 90 days of employment. If you resign or are terminated for cause within one year of the employment date, you must repay the full bonus amount. If you are terminated not for cause within that year, you will be required to repay a prorated portion of the bonus, based on the months worked from the employment date to the termination date. Bonus payments are treated as taxable earnings and are subject to applicable federal and state withholdings.

6.Benefits. You will be eligible to participate in company-sponsored benefits. Details on current offerings will be provided separately. In addition, you will be entitled to paid vacation in accordance with Figure’s vacation policy, as in effect from time to time.

7.Stock Options and Restricted Stock Units.

a.You will be granted an option to purchase 675,000 of shares of Figure’s common stock (the “Option”). The exercise price per share of the Option is determined by the Board when the Option is granted and is based on the 409A valuation at the time of Board approval. The Option will be subject to the terms and conditions applicable to options granted under Figure’s 2018 Equity Incentive Plan or any successor plan, (the “Plan”), as described in the Plan and the applicable Figure Option Exercise Form that will be provided to you when the Option vests. During your employment at Figure, you will vest in 12/48ths of the Option after 12 months of continuous service, and the balance will vest in equal monthly installments over the next 36 months of continuous service, as described in the applicable Stock Option Agreement.

b.You will also be granted 675,000 of Figure’s restricted stock units (the “RSUs”) subject to the terms and conditions of the relevant plan documents (the “RSU Plan,” and collectively with the Plan, the “Equity Plans”). During your employment at Figure, you will vest in 12/48ths of the RSUs after 12 months of continuous service, and the balance will vest in equal quarterly installments over the next 36 months of continuous service. All vesting for RSUs are subject to a liquidity event (e.g., an IPO or a sale of the Company) within seven years of the date of grant and your continued service on such date of such liquidity event.

8.Confidential Information, Invention Assignment. As a condition of your employment with Figure, you are required to sign Figure’s standard At-Will Employment, Confidential Information and Invention Assignment Agreement, a copy of which is attached hereto for your reference as Exhibit 1. The At-Will Employment, Confidential Information and Invention Assignment Agreement will be signed by you as a part of this Agreement during your onboarding process.

9.Arbitration Agreement. As a condition of your employment with Figure, you agree to be bound by your and Figure’s Mutual Agreement to Arbitrate, which will be separately presented to you on or before your first day of employment.

10.At Will Employment Relationship. Employment with Figure is for no specific period of time. Your employment with Figure will be “at will,” meaning that either you or Figure may terminate your employment at any time and for any reason, with or without cause, and with or without notice. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and Figure on this term. Although your job duties, title, compensation and benefits, as well as Figure’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the CEO of Figure.

11.Tax Matters. You are encouraged to obtain your own tax advice regarding your compensation from Figure. You agree that Figure does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against Figure or its Board of Directors related to tax liabilities arising from your compensation.

12.Outside Activities. While you render services to Figure, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of one of Figure’s officers. In addition, while you render services to the company, you will not assist any person or entity in competing with Figure, in preparing to compete with Figure or in hiring any employees or consultants of Figure.

13.Background Check. We are extending this offer contingent upon satisfactory completion of our routine background, consumer credit report and reference check. Figure may postpone the start date listed in this letter if the process is not complete prior to that date. More information and consent to the background check will be provided in a separate letter.

* * * * *

We hope that you will accept our offer to join Figure. You may indicate your agreement with these terms and accept this offer by signing and dating this offer letter agreement.

This offer, if not accepted, will expire at end of day on November 1, 2024. As required by law, your employment with Figure is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon acceptable background search results and you starting work with the Company on or before December 2, 2024, or any later date that Figure may agree to as stated more fully in paragraph 1.

Kind Regards,

/s/ Laura Schmidt	11/1/2024
Laura Schmidt, Vice President of People Operations

/s/ Minchung Kgil	11/1/2024
Signature

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT

As a condition of my employment with FT Intermediate, Inc. (the “Company”), and in consideration of my employment with the Company, and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):
At-Will Employment
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
Confidentiality

Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish
(i) was publicly known or made generally available prior to the time of disclosure by the Company to me;
(ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 0 shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.
Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party and the Company.
Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.
Ownership
Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
Pre-Existing Materials. I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 3.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 0 shall continue after the termination of this Agreement.

Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 0, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Company Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company’s business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any Company Confidential Information or Inventions, or if I work for the Company in a state covered by one of the state-specific statutes in Exhibit E at the time such Other Invention is conceived or reduced to practice, except for those Other Inventions that qualify fully under the provisions of the applicable state-specific statute in Exhibit E. I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.
Conflicting Obligations
Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
Prior Relationships. Without limiting Section 0, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
Company Property and Materials

Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).
Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 0. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.
Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.
Termination Obligations
Upon separation from employment with the Company, I agree to: (i) immediately update all of my social media accounts, including but not limited to Facebook, LinkedIn, and Twitter, to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way; and (ii) immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B.

Covenant Not to Compete and No Solicitation

A.Covenant Not to Compete. I agree that during the course of my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not, without the prior written consent of the Company, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect involved in the Covered Business. For the purposes of this Agreement, “Covered Business” shall mean any business in which the Company is engaged or in which the Company has plans to be engaged, or any service that the Company provides or has plans to provide. The foregoing covenant shall cover my activities in every part of the Territory. “Territory” shall mean (i) all counties in the state or commonwealth in which I work for the Company at the commencement of my employment with the Company; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company; and (iii) any other countries from which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company. Should I obtain other employment during my employment with the Company or within twelve (12) months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three (3) business days prior to starting such employment.
This exception applies solely to this letter. If the employee resigns or is terminated for Cause, they will be required to honor the 12-month non-compete agreement without further pay. If the employee is terminated not for Cause, they will receive continued pay throughout the non-compete period.
Exception for North Carolina Employees. If I work for the Company in the State of North Carolina at the commencement of my employment with the Company, I acknowledge that limitations in Section
7.A. with respect to my post-employment activities will apply only to post-termination activities in which I participate in the same role or similar scope as in my employment with the Company.

No Solicitation.
Non-Solicitation of Customers. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For the purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.
Exception for Missouri Employees. I acknowledge that if I work for the Company in the State of Missouri, then the post-employment restrictions set forth in Section 7.B.(1) shall not restrict me from providing a service to a Customer if I did not have contact with such Customer during my employment with the Company.
Non-Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.
Non-Solicitation of Others. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.
B.Acknowledgements. I acknowledge that I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to compete and not to solicit contained in subsections A. and B. above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. I also acknowledge the time, geographic and scope limitations of my obligations under subsections A. and B. above are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the international scope and nature of the Company’s business, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company or solicit its customers or others during the period and within the Territory as described above. In the event of my breach or violation of this Section 7, or good faith allegation by the Company of my breach or violation of this Section 7, the restricted periods set forth in this Section 7 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 7, has been duly cured or resolved, as applicable.
C.Separate Covenants. The covenants contained in subsections A. and B. above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections A. and B. above. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of subsections A. and B. above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
D.Exception for Nevada Employees. If I work for the Company in the State of Nevada as of the commencement of my employment with the Company, I acknowledge that nothing in this Section 7 will prevent me from providing services to a Customer, so long as I did not solicit the Customer, the Customer voluntarily chose to stop doing business with the Company, the Customer voluntarily seeks my services, and I am otherwise in compliance with Section 7 with regards to its limitations as to time, geographical area, and scope of activity. I further acknowledge that if I have been terminated from my employment with the Company due to a reduction in force, reorganization, or similar restructuring, then Section 7.A. will only be enforced for the period of time post-termination during which the Company is paying my salary, benefits, or equivalent compensation including, without limitation, severance pay.
Notification of New Employer

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
Conflict of Interest Guidelines
I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.
Representations
Without limiting my obligations under Section 0 above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

Audit

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.
I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Company Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
Arbitration and Equitable Relief

E.Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT, EXCEPT AS SET FORTH IN SECTIONS 12.A(1) BELOW (AS APPLICABLE), ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. I AGREE THAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I

HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE FAIR LABOR STANDARDS ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE STATUTES OF THE STATE IN WHICH I WORK FOR THE COMPANY AT THE COMMENCEMENT OF MY EMPLOYMENT WITH THE COMPANY, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, BREACH OF CONTRACT, AND ANY STATUTORY OR COMMON LAW CLAIMS. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, INCLUDING THE SARBANES-OXLEY ACT.
Exception for New York Employees. NOTWITHSTANDING SECTION 12.A., IF I WORK FOR THE COMPANY IN THE STATE OF NEW YORK AT THE COMMENCEMENT OF MY EMPLOYMENT WITH THE COMPANY, I UNDERSTAND THAT THE ARBITRATION PROVISION DOES NOT APPLY TO ANY CONTROVERSIES, CLAIMS, OR DISPUTES ALLEGING OR ASSERTING CLAIMS OF DISCRIMINATION.
F.Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS
RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES, PROVIDED, HOWEVER, THAT THE JAMS RULES SHALL NOT CONTRADICT OR OTHERWISE ALTER THE TERMS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE BELOW COST SHARING PROVISION AND SECTION 12.B BELOW, AS APPLICABLE. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW, INCLUDING IN SUCH EVENT THAT AN APPLICABLE STATUTE PROVIDES THAT A PARTY MAY RECOVER SUCH ARBITRATION COSTS (IN WHICH CASE, THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD ARBITRATION COSTS IN THE ARBITRATOR’S DISCRETION), AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING

PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. I AGREE THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, I AGREE THAT THE ARBITRATOR SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE IN WHICH I WORK FOR THE COMPANY AT THE TIME MY EMPLOYMENT WITH THE COMPANY COMMENCES TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH THE SUBSTANTIVE LAW OF THAT STATE, THE LAW OF THAT STATE SHALL TAKE PRECEDENCE. I AGREE THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN THE STATE IN WHICH I RESIDE AS OF THE END OF MY EMPLOYMENT WITH THE COMPANY OR IN A LOCATION MUTUALLY AGREED UPON BY THE COMPANY AND ME.
G.Remedy. EXCEPT AS PROHIBITED BY LAW OR PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
Exception for New Jersey Employees. I AGREE THAT IF I WORK IN THE STATE OF NEW JERSEY AS OF THE COMMENCEMENT OF MY EMPLOYMENT WITH THE COMPANY OR IF I WORK IN ANY OTHER STATE IN WHICH JAMS IS PROHIBITED FROM PRACTICING WITHIN BY APPLICABLE ETHICS RULES OR LAW, I ACKNOWLEDGE THAT ANY ARBITRATION UNDER THIS AGREEMENT WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES (“THE AAA RULES”), WHICH ARE AVAILABLE AT
https://www.adr.org/sites/default/files/EmploymentRules_Web_2.pdf AND FROM HUMAN RESOURCES. FURTHER, I AGREE THAT, IN SUCH CASE, ALL REFERENCES TO “JAMS” IN THIS SECTION 12 SHALL BE AS IF REPLACED BY “AAA” AND ALL REFERENCES TO “JAMS RULES” SHALL BE AS IF REPLACED BY “AAA RULES.”
H.Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS’ FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMITED TO, PRIOR TO ENTRY

OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO THE MAXIMUM STATUTORY RATE.
I.Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (AND ANY STATE OR LOCAL EQUIVALENT AGENCY),, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
J.Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
Miscellaneous
Governing Law. With the exception of the arbitration requirements set forth herein, this Agreement will be governed by the laws of the state in which I work for the Company at the time my employment with the Company commences without regard to that state’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than that state.
Waiver of Trial by Jury. TO THE EXTENT THAT ANY LAWSUIT IS PERMITTED UNDER THIS AGREEMENT, I IRREVOCABLY AND UNCONDITIONALLY WAIVE MY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR MY RELATIONSHIP WITH THE COMPANY AND ACKNOWLEDGE THAT I AM KNOWINGLY AND VOLUNTARILY WAIVING MY RIGHT TO A TRIAL BY JURY.
Exception for North Carolina Employees. Section 13.B. shall not apply to me if I work for the Company in the State of North Carolina at the commencement of my employment with the Company.
Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.

Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
Severability. If a court or other body of competent jurisdiction finds, or the parties to this agreement mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
Protected Activity Not Prohibited
I understand that nothing in this Agreement limits or prohibits me from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies that does not involve the conduct protected in this Section 14. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. Additionally, I understand that nothing in this Agreement, including its definition of Company Confidential Information, limits employees’ rights to discuss or disclose the terms, wages, and terms and conditions of employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act (or otherwise impairs employees from assisting other Company employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act). In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit D.

/s/ Laura Schmidt	11/1/2024
Laura Schmidt, Vice President of People Operations

/s/ Minchung Kgil	11/1/2024
Signature

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
N/A	N/A	N/A

    No inventions or improvements
    Additional Sheets Attached

/s/ Laura Schmidt	11/1/2024
Laura Schmidt, Vice President of People Operations

/s/ Minchung Kgil	11/1/2024
Signature

EXHIBIT B
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to FT Intermediate,Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me. I further certify that I have updated all of my social media accounts to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way.
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I also agree that for twelve (12) months from this date, I will comply with the non-competition and non-solicitation provisions, as set forth in Section 7 of the Agreement.
After    leaving    the    Company’s    employment,    I    will    be    employed    by
        in    the    position    of
    .

Date:     Signature     Name of Employee
Address for Notifications

EXHIBIT C

CONFLICT OF INTEREST GUIDELINES
It is the policy of FT Intermediate, Inc. (the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:
1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)
2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.Initiating or approving any form of personal or social harassment of employees.
6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.Borrowing from or lending to employees, customers, or suppliers.
8.Acquiring real estate of interest to the Company.
9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.
10.Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.
11.Making any unlawful agreement with distributors with respect to prices.
12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.Engaging in any conduct that is not in the best interest of the Company.
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.
Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law, including any rights an employee may have under Section 7 of the National Labor Relations Act. Also, nothing in these guidelines limits or prohibits employees from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employees may not disclose the Company’s attorney-client privileged communications or attorney work product.

EXHIBIT D

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing—

(1)IMMUNITY.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

EXHIBIT E
If you (“Assignor”) are employed by the Company in Delaware, Illinois, Kansas, New Jersey, or North Carolina, then the following applies:
No provision in this Agreement requires Assignor to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Assignor’s own time, unless (a) the invention relates (i) to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Assignor for the Company. Delaware Code Title 19 Section 805; Illinois 765 ILCS 1060/1-3, “Employees Patent Act”; Kansas Statutes Section 44-130; New Jersey Revised Statutes Section 34:1B-265; North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, Section 66-57.1.
If Assignor is employed by the Company in New York, then the following applies:
No provision in this Agreement requires Assignor to assign, or offer to assign, any of his or her rights in an invention that the Assignor developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (a) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by the Assignor for the Company. New York Labor Code Section 203-f.
If Assignor is employed by the Company in Minnesota, then the following applies:
No provision in this Agreement requires Assignor to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Assignor’s own time, and (a) which does not relate (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or
(b) does not result from any work performed by Assignor for the Company. Minnesota Statutes 13A Section 181.78.
If Assignor is employed by the Company in Utah, then the following applies:
No provision in this Agreement requires Assignor to assign any of his or her rights to an invention which was created entirely on Assignor’s own time, and which is not (a) conceived, developed, reduced to practice, or created by Assignor (i) within the scope of Assignor’s employment with the Company, (ii) on the Company’s time, or (iii) with the aid, assistance, or use of any of the Company’s property, equipment, facilities, supplies, resources, or patents, trade secrets, know-how, technology, confidential information, ideas, copy rights, trademarks and service marks and any and all rights, applications and registrations relating to them, (b) the result of any work, services, or duties performed by Assignor for the Company, (c) related to the industry or trade of the Company, or (d) related to the current or demonstrably anticipated business, research, or development of the Company. Utah Code Sections 34-39-1 through 34-39-3, “Employee Inventions Act.”
If Assignor is employed by the Company in Washington, then the following applies:
No provision in this Agreement requires Assignor to assign any of his or her rights to an invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Assignor’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Assignor for the Company. Washington Rev. Code, Title 49 RCW: Labor Regulations Chapter 49.44.14.

/s/ Laura Schmidt	11/1/2024
Laura Schmidt, Vice President of People Operations

/s/ Minchung Kgil	11/1/2024
Signature